EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated July 22, 2005 relating to the consolidated financial statements of Futuremedia PLC appearing in the Company's Annual Report on Form 20-F for the year ended April 30, 2005.

/s/ BDO Stoy Hayward LLP
------------------------
BDO Stoy Hayward LLP
London, England

October 7, 2005